UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ARKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Paycheck Protection Program Loans
During the week ended May 1, 2020, eight subsidiaries (the “Borrowers”) of Ark Restaurants Corp. (“we” or the “Company”) received loan proceeds from Cross River Bank (the “Lender”) in the aggregate amount of $9,390,532 (the “PPP Loans”) under the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020.
The PPL Loans are evidenced by individual promissory notes of each of the Borrowers (together, the “Notes”) in favor of the Lender which Notes bear interest at the rate of 1.00% per annum. No payments of principal or interest are due under the Notes during the six-month period beginning on the date of each respective Note (the “Deferral Period”). Each Note may be prepaid by the respective Borrower at any time prior to maturity with no prepayment penalties. Funds from the PPP Loans may be used only for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations that were incurred by a Borrower prior to February 15, 2020 (the “Qualifying Expenses”). Under the terms of the PPP Loans, certain amounts thereunder may be forgiven if they are used for Qualifying Expenses as described in and in compliance with the CARES Act.
While The Company and each Borrower intends to use the PPP Loan proceeds exclusively for Qualifying expenses, it is unclear and uncertain whether the conditions for forgiveness of the PPP Loans will be met under the current guidelines of the CARES Act. Accordingly, we cannot assure you that the Company, or any of the Borrowers, will be eligible for forgiveness of the PPP Loans, in whole or in part.
To the extent, if any, that any or all of the PPP loans are not forgiven, beginning one month following expiration of the Deferral Period, and continuing monthly until 24 months from the date of each applicable Note (the “Maturity Date”), each respective Borrower is obligated to make monthly payments of principal and interest to the Lender with respect to any unforgiven portion of the Notes, in such equal amounts required to fully amortize the principal amount outstanding on such Notes as of the last day of the applicable Deferral Period by the applicable Maturity Date. Each Borrower is permitted to prepay its respective Note at any time without payment of any premium.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.
Reliance on SEC Relief from Filing Requirements
We are providing an update regarding the timing of the filing of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 28, 2020 (our “Q2 2020 Form 10-Q”).
The Securities and Exchange Commission (the “SEC”) issued an Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”), which provides conditional relief to registrants subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that are unable to meet a filing deadline due to circumstances related to COVID-19.
We have experienced significant disruptions to our business and operations due to circumstances related to COVID-19. In particular, COVID-19 restrictions have limited access to our corporate offices and required our corporate personnel, including our legal and accounting staff, as well as the staff of our independent registered public accounting firm to work remotely. The restrictions have resulted in limited access to the Company’s financial records and data and disrupted interactions among the personnel involved in the completion of the Q2 2020 Form 10-Q and slowing the Company’s completion of its quarterly financial preparation of the Q2 2020 Form 10-Q. As a result, we will require additional time to prepare and finalize our Q2 2020 Form 10-Q due to circumstances related to COVID-19.
We expect to file our Q2 2020 Form 10-Q by the extended deadline therefor and in any event no later than 45 days after May 12, 2020, which is June 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: Chief Executive Officer

Date: May 5, 2020